Exhibit 99.2

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE
OFFICER AND PRINCIPAL FINANCIAL OFFICER REGARDING
FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT
FILINGS

I, William M. Landuyt, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Millennium Chemicals Inc., and, except as corrected or supplemented in a subsequent covered report:
  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).
(2)	I have reviewed the contents of this statement with the Company's audit committee.
(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:
  the Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Commission of Millennium Chemicals Inc.;
  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Millennium Chemicals Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and
  any amendments to any of the foregoing.
/s/ William M. Landuyt
William M Landuyt
August 14, 2002
Subscribed and sworn to before me this 14th day of August 2002.

/s/ Christen M. Hegerich
Notary Public

My Commission Expires:

CHRISTEN M. HEGERICH Notary Public of New Jersey My Commission Expires November 2, 2005

[Notary Seal]